UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20529

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 19, 2003

MBNA AMERICA BANK, NATIONAL ASSOCIATION

ON BEHALF OF THE

MBNA MASTER CREDIT CARD TRUST II

(Issuer of the Collateral Certificate)

AND THE

MBNA CREDIT CARD MASTER NOTE TRUST

(Issuer of the MBNAseries Class A, Class B, and Class C notes)

(Exact name of registrant as specified in its charter)

United States	333-104089	51-0331454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wilmington, DE 19884-0781

(Address of principal executive office)

Registrant’s telephone number, including area code (800) 362-6255.

N/A

(Former Name or Address, if Changed Since Last Report)

ITEM 1.	Changes in Control of Registrant.

Not Applicable.

ITEM 2.	Acquisition or Disposition of Assets.

Not Applicable.

ITEM 3.	Bankruptcy or Receivership.

Not Applicable.

ITEM 4.	Changes in Registrant’s Certifying Accountant.

Not Applicable.

ITEM 5.	Other Events.

On June 19, 2003, Richards, Layton & Finger, P.A. delivered its legality opinion with respect to the MBNA Credit Card Master Note Trust, MBNAseries Class C(2003-5) Notes, including an opinion of John W. Scheflen, Esq. with respect to certain corporate matters as an exhibit thereto.

ITEM 6.	Resignation of Registrant’s Directors.

Not Applicable.

ITEM 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

The following are filed as Exhibits to this Report under Exhibit 5.1 and 23.1:

5.1	Legality opinion of Richards, Layton & Finger, P.A., including an opinion of John W. Scheflen, Esq. with respect to certain corporate matters as an exhibit thereto.

23.1	Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.1).

ITEM 8.	Change in Fiscal Year.

Not Applicable.

ITEM 9.	Regulation FD Disclosure.

Not Applicable.

ITEM 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not Applicable.

ITEM 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not Applicable.

ITEM 12.	Results of Operations and Financial Condition.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 19, 2003

MBNA AMERICA BANK, NATIONAL ASSOCIATION, as originator of the MBNA Master Credit Card Trust II and MBNA Credit Card Master Note Trust and Co-Registrant and as Servicer on behalf of the MBNA Master Credit Card Trust II as Co-Registrant

By:	/s/ KEVIN F. SWEENEY
Name:	Kevin F. Sweeney
Title:	First Vice President

Exhibit Index

Exhibit No.	Description

5.1	Legality opinion of Richards, Layton & Finger, P.A., including an opinion of John W. Scheflen, Esq. with respect to certain corporate matters as an exhibit thereto.

23.1	Consent of Richards, Layton & Finger, P.A. (included in opinion filed as Exhibit 5.1).